EXHIBIT 5.5.




                                LEGAL OPINION


                                      OF


                      HORWITZ & CRON (INCLUDING CONSENT)



                             DATED MARCH 1, 2004

HORWITZ & CRON
                                                        15615 Alton Parkway
                                                             Suite 175
                                                         Irvine, California
                                                               92618
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                                                    Telephone: 949 . 450 . 4942
                                                    Facsimile: 949 . 453 . 8774




March 1, 2004



      RE:   REGISTRATION STATEMENT FORM SB-2


Ladies and Gentlemen:

We have acted as counsel for MSTG Solutions, Inc., a Nevada corporation ("MSTG"), in connection with the preparation of a Registration Statement on
Form SB-2 filed by MSTG with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration and sale of shares of common stock offered by MSTG. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In connection  with rendering the opinion as set forth below, we have reviewed
(a) the Registration Statement of MSTG Solutions, Inc. on Form SB-2 - Amendment No. 6 and the exhibits thereto {"Registration Statement"}; (b) MSTG's Articles of Incorporation, (c) MSTG's Bylaws; (d) certain records of MSTG's corporate proceedings as reflected in it's minute books, and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the shares issuable by MSTG pursuant to this Registration Statement will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                               Sincerely,

                               HORWITZ & CRON

                               /s/ HORWITZ & CRON

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